                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Internet America, Inc. on Form S-8 of our report dated May 14, 1999, appearing in the Registration Statement on Form SB-2 of Internet America, Inc. (No. 333-78615), to the incorporation by reference of our report dated April 14, 1999, appearing in the Current Report on Form 8-K/A dated April 16, 1999, and to the incorporation by reference of our report dated April 30, 1999, appearing in the Current Report on Form 8-K/A dated May 5, 1999.

         We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                /s/ Deloitte & Touche LLP





Dallas, Texas
June 7, 1999